Exhibit 10.18

Side Agreement Related to Land Lease Contract – Nanyan

Jan. 6th, 2007

Party A: Wuhan Huangpi District Wangjiahe Town Nanyan Villagers Committee (Hereinafter refer to as Party A)

Party B: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. (Hereinafter referred to as Party B)

Party A is willing to rent the “Four-Wild” land in Wangjihe Town Dawan Union to Party B for cultivation development. Besides two parties have already entered a Land Tenancy Agreement; concerning the pertinent matters, the following issues are hereby agreed by consensus:

1.	Party A consents that Party B can build houses for the need of cultivation in the rented land like office, dormitory, duty room, warehouse, job shop, hog house, etc.

2.	All the construction costs and other relevant charges will be paid by Party B. The property rights and rights to use of all the houses built are exclusively owned by Party B, which Party A has no right to interfere.

3.	The property rights and operational rights of the trees, fruits and vegetables newly planted by Party B in the land rented shall exclusively be owned by Party B, which Party A has no right to interfere.

4.	In case that land imposition for government’s policy purpose occurred, all the compensation above ground shall belong to Party B; the value concerning the land itself shall belong to Party A.

5.	On the expiration of the lease, if Party B no longer rents the land, the constructions above ground should be disposed by Party B and Party A has no right to interfere.

6.	The two parties voluntarily abide by the above agreements; any party in breach should bear the economical responsibility caused to the other party and the corresponding legal responsibilities.

7.	This agreement is sealed in duplicate, each party holds one copy. If occurred, any disputes should be resolved by the arbitration authority or the People’s Court on the location where Agreement perform.

Party A: Wuhan Huangpi District Wangjiahe Town Nanyan Villagers Committee

               Wuhan Huangpi District Wangjiahe Town Nanyan Villagers Committee (seal)

Party B: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd.

Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. (seal)